SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                    --------

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  March 15, 2004


                        RAPTOR NETWORKS TECHNOLOGY, INC.
                        --------------------------------
             (Exact Name of Registrant as Specified in its Charter)


          Colorado                    333-74846                 84-1573852
----------------------------   ------------------------   ----------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
       Incorporation)                                     Identification Number)


65 Enterprise Road, Suite 420, Aliso Viejo, CA                    92656
----------------------------------------------                  ----------
        (Address of Principal Executive Offices)                (Zip Code)


Registrant's telephone number, including area code:           (949) 330-6540
                                                          ----------------------


Pacific Intermedia, Inc.
3354 South Flower Street, Suite 61, Lakewood, CO                    80227
-------------------------------------------------------------    ------------
(Former Name or Former Address, If Changed Since Last Report)     (Zip Code)





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Item 5.   Other Information
---------------------------

     The Registrant has been served with process in two separate state court lawsuits originally filed in February of 2004 by former employees. Both actions name the Registrant's wholly owned subsidiary, three of the Registrant's officers individually and from 1 to 50 unknown persons, or "Does" as Defendants.

     The first complaint Shapiro v. Raptor Networks Technology, Inc., a California corporation, et al, Case No.: 04 CC 02880 in the Superior Court of California for Orange County, purports to be a claim for establishment and enforcement of an alleged interest in certain of the Registrant's intellectual property asserted by the Plaintiff and supposedly arising from a defunct partnership agreement by and between the Plaintiff and two (2) of the Registrant's officers, Edwin Hoffman and Ananda Perera. The Plaintiff's Complaint alleges eight counts, apparently triggered by the Plaintiff's involuntary termination as an employee of the Registrant near the end of January, 2004 and prays for various and sundry damages "in excess of $10 Million".

     The Registrant has reviewed the Plaintiff's allegations and engaged counsel to defend the Plaintiff's claim and allegations. To date, the case has only been served and the Registrant has not filed or served a responsive pleading. Based upon the allegations of the Complaint and consideration of the actual facts, the Registrant views the claim in all counts alleged to be wholly without merit and accordingly, frivolous. The Registrant intends to vigorously defend the claim and to enforce each and all remedies available to it in the circumstances.

     The second complaint, Kelly, Hemstreet and Weiner vs. Raptor Networks Technology, Inc., a California corporation, et al, Case No. 04CC 03377 also in the Superior Court of California for the County of Orange, purports to state a claim for wrongful termination and for false and misleading conduct by the Registrant in the public interest and for emotional distress and invasion of privacy following and apparently arising from the involuntary termination of the three Plaintiffs by the Registrant within from seven (7) to fourteen (14) days of their respective hiring by the Registrant. The claim here too seeks a variety of monetary rewards but in this case the various amounts sought by the Plaintiffs are unspecified.

     The Registrant views the second complaint to be without merit whatsoever and intends to vigorously pursue total defense of the claim and each and every remedy available to it as named Defendant in this frivolous litigation by the Plaintiffs.




        [Rest of Page Intentionally Blank. Signature on Following Page.]



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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RAPTOR NETWORKS TECHNOLOGY, INC.




Date:   March 19, 2004                   By:   /s/ Bob Van Leyen
                                              ---------------------------------
                                              Bob Van Leyen
                                              Secretary/Chief Financial Officer